EXHIBIT 99.1

NEWS

GREIF TO ESTABLISH A FLEXIBLE PRODUCTS JOINT VENTURE WITH NATIONAL SCIENTIFIC COMPANY; EXPECTS TO PUT FABRIC HUB IN SAUDI ARABIA

DELAWARE, Ohio (June 14, 2010) – Greif, Inc. (NYSE: GEF, GEF.B) through a subsidiary has agreed to form a flexible products joint venture (JV) with National Scientific Company Limited (NSC), a subsidiary of Dabbagh Group Holding Co. Dabbagh is a leading privately held Middle East business group headquartered in Saudi Arabia. Greif will manage the JV, 50 percent of which will be owned by National Scientific, and 50 percent by Greif’s subsidiary.

The venture includes the flexible products business of Storsack, which was recently acquired by Greif. Storsack is the world’s largest producer of flexible intermediate bulk containers (FIBCs), with 3,000 employees and 16 production facilities worldwide.

The joint venture will be completed after certain conditions are satisfied, including any necessary merger and regulatory approvals.

“This joint venture extends our core rigid industrial packaging business,” said Michael J. Gasser, Greif chairman and chief executive officer. “By joining forces with NSC and the Dabbagh Group, which has an established reputation as a trusted partner and pioneer of business within the Middle East and internationally, the JV will benefit from upstream advantages in the flexible industrial packaging business.

“Also, the extension of Greif’s product portfolio to include flexible woven polypropylene packaging enables us to diversify deeper into markets such as the food and pharmaceutical industries.”

The JV expects to build a factory in the Kingdom of Saudi Arabia (KSA). The factory will produce the woven polypropylene fabric used to manufacture the finished flexible containers. It will also produce flexible containers for regional customers.

Dr. Majed Al Kassabi, chairman of Dabbagh Group, said, ”Together, NSC and Greif are in a prime position to leverage attractive growth opportunities in the flexible packaging global market. The combination of Greif’s industrial packaging expertise, NSC’s proven entrepreneurship and Saudi Arabia’s competitive cost basis will provide customers with unrivalled value.”

David Fischer, Greif president and chief operating officer, said, “Applying Greif’s global footprint and the Greif Business System to this strategic JV will create additional value for our customers and shareholders. By locating in KSA, we will have many advantages including a progressive, business-friendly environment, advantaged logistics and abundant energy and raw material sources.”

NOTE TO INVESTORS: Greif Chairman and CEO Michael Gasser, Executive Vice President and CFO Donald Huml and President and COO David Fischer will present Greif’s strategy for its Flexible Products and Services business at the Sofitel Hotel in New York City at 8 a.m. Eastern Time on June 15. The hotel is located at 45 W. 44th Street. A breakfast will be served beginning at 7:30 a.m. Interested persons are asked to RSVP to Deb Strohmaier at debra.Strohmaier@greif.com. The presentation will also be available through Greif’s Web site, www.greif.com, in the Investor Center under Presentations.

About Greif

Greif, Inc. is the world leader in industrial packaging products and services. The company produces steel, plastic, fibre, flexible, multiwall and corrugated containers and containerboard, and provides blending and packaging services for a wide range of industries. Greif also manages timber properties in North America. The company is strategically positioned in more than 50 countries to serve global as well as regional customers. Additional information is on the company’s Web site at www.greif.com.

About National Scientific Company Limited

National Scientific Company Limited is part of the Dabbagh Group, one of the leading privately held business groups in the Middle East. The Group was established in 1962 and today comprises more than 25 autonomous companies in diversified businesses with more than 5,000 employees operating in various countries around the world. Dabbagh’s core business portfolio is structured around strategic portfolios including petroleum products, manufactured housing, food and agriculture.

Swicorp acted as financial advisor to NSC and the Dabbagh Group.

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Forward-Looking Statements

All statements other than statements of historical facts included in this news release, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof or variations thereon or similar terminology. All forward-looking statements made in this news release are based on information currently available to management. Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to: general economic and business conditions, including a prolonged or substantial economic downturn; the availability of the credit markets to our customers and suppliers, as well as the Company; changing trends and demands in the industries in which the Company competes, including industry over-capacity; industry competition; the continuing consolidation of the Company’s customer base for its industrial packaging, containerboard and corrugated products; political instability in those foreign countries where the Company manufactures and sells its products; foreign currency fluctuations and devaluations; availability and costs of raw materials for the manufacture of the Company’s products, particularly steel, resin and old corrugated containers; price fluctuations in energy costs; costs associated with litigation or claims against the Company pertaining to environmental, safety and health, product liability and other matters; work stoppages and other labor relations matters; property loss resulting from wars, acts of terrorism or natural disasters; the Company’s ability to integrate its newly acquired operations effectively with its existing business; the Company’s ability to achieve improved operating efficiencies and capabilities; the Company’s ability to effectively embed and realize improvements from the Greif Business System; the frequency and volume of sales of the Company’s timber, timberland and special use timberland; and the deviation of actual results from the estimates and/or assumptions used by the Company in the application of its significant accounting policies. These and other risks and uncertainties that could materially affect the Company’s consolidated financial results are further discussed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended Oct. 31, 2009. The Company assumes no obligation to update any forward-looking statements.

Media contact:

Deb Strohmaier, APR
Vice President, Communications
+1 740 816 0692 cell
debra.strohmaier@greif.com

Analyst contact:

Robert Lentz
Robert A. Lentz Associates
+1 614 876 2000